American Express Company
General Counsel's Office
American Express Tower
World Financial Center
New York, New York 10285

                                             July 31, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re: American Express Company
                        Registration Statement on Form S-3
                        Registration of 1,000,000 Common
                        Shares Pursuant to the
                        American Express Company
                        Shareholder's Stock Purchase Plan
                        ----------------------------------

Dear Sirs:

     I am Group Counsel of American Express Company, a New York corporation (the "Company"), and have represented the Company in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of 1,000,000 Common Shares, par value $.60 per share (the "Common Shares"), of the Company offered and to be offered pursuant to the American Express Company Shareholder's Stock Purchase Plan (the "Plan").

     I have examined originals (or copies certified to my satisfaction) of resolutions and such other instruments, records and documents as I have deemed necessary or relevant as the basis of my opinion hereinafter expressed. I have assumed the genuineness of all signatures, the authenticity of all documents and certificates examined by me and the correctness of all statements of fact contained therein.

     Based upon the foregoing and subject to the qualification that I am admitted to the practice of law only in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York and the United States insofar as they bear on the matters covered hereby, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     2. The Common Shares have been duly authorized and, when delivered in accordance with the terms and conditions of the Plan, will be legally issued, fully-paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the captioned Registration Statement and to the reference to me under the caption "Legal Matters."

                                   Very truly yours,



                                   /s/ Douglas H. Daniels
                                   --------------------------
                                   Douglas H. Daniels
                                   Group Counsel